UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2014

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

On May 22, 2014, the Compensation Committee of the Board of Directors of SEACOR Holdings Inc. (the "Company") approved, subject to approval of the Company's 2014 Share Incentive Plan (the "2014 Plan") by the stockholders of the Company at the annual meeting to be held on May 28, 2014 ("Stockholder Approval"), a form of Restricted Stock Grant Agreement and a form of Stock Option Grant Agreement for grants of restricted stock and stock options to officers and key employees pursuant to the 2014 Plan. Copies of the forms of Restricted Stock Grant Agreement and Stock Option Grant Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated by reference.

On May 22, 2014, the Board of Directors of the Company approved, subject to Stockholder Approval, a form of Non-Employee Director Annual Share Incentive Grant Agreement for grants of restricted stock and stock options to non-employee directors of the Company pursuant to the 2014 Plan. A copy of the form of Non-Employee Director Annual Share Incentive Grant Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference.

A copy of the 2014 Plan was included as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2014.

Item 9.01    Financial Statements and Exhibits

(d)    Ehibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Grant Agreement pursuant to the SEACOR Holdings Inc. 2014 Share Incentive Plan
10.2	Form of Stock Option Grant Agreement pursuant to the SEACOR Holdings Inc. 2014 Share Incentive Plan
10.3	Form of Non-Employee Director Annual Share Incentive Grant Agreement pursuant to the SEACOR Holdings Inc. 2014 Share Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Paul L. Robinson
Name:     Paul L. Robinson

Title:	Senior Vice President, General Counsel
and Corporate Secretary

Date:  May 23, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Grant Agreement pursuant to the SEACOR Holdings Inc. 2014 Share Incentive Plan
10.2	Form of Stock Option Grant Agreement pursuant to the SEACOR Holdings Inc. 2014 Share Incentive Plan
10.3	Form of Non-Employee Director Annual Share Incentive Grant Agreement pursuant to the SEACOR Holdings Inc. 2014 Share Incentive Plan